UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 5, 2014, National Retail Properties, Inc. (the “Company”) announced the pricing of an underwritten public offering of $350.0 million aggregate principal amount of 3.90% Notes due 2024 (the “Notes”) pursuant to an underwriting agreement, dated May 5, 2014 (the “Underwriting Agreement”), among the Company and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein. The Notes will be governed by the Indenture dated as of March 25, 1998 (the “Original Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), which will be supplemented by a thirteenth supplemental indenture (the “Supplemental Indenture,” and together with the original Indenture, the “Indenture”). The offering is expected to close on May 14, 2014, subject to the satisfaction of customary closing conditions.

The net proceeds from the offering are expected to be approximately $346.2 million. The Company intends to use the net proceeds from the offering to repay outstanding indebtedness under its credit facility, to fund future property acquisitions and for general corporate purposes.

The Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement on Form S-3 (File No. 333-179696) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 24, 2012.

The Notes are senior unsecured obligations of the Company, mature on June 15, 2024 and rank equally with all of the Company’s other existing and future senior unsecured indebtedness. The Notes bear interest at 3.90% per annum. Interest on the Notes is payable semi-annually on June 15 and December 15 of each year, beginning on December 15, 2014.

The foregoing summaries of the of the Underwriting Agreement, Notes and the Indenture in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K; the prospectus contained in the Registration Statement, as amended and supplemented by the Prospectus Supplement dated May 5, 2014, relating to the offer and sale of the Notes, filed on May 6, 2012 pursuant to Rule 424(b)(5) under the Securities Act; the Original Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 20, 1998; the Supplemental Indenture, which will be filed as an exhibit to a Current Report on Form 8-K within four Business Days of the closing of the offering.

Forward-Looking Statements:

Statements in this current report that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. For example, the fact that the offering has priced may imply that the offering will close, but the closing is subject to conditions customary in transactions of this type and may be delayed or may not occur at all. Additional risks and information concerning those and other factors that could cause actual results to differ materially from those forward-looking statements are contained from time to time in the Company’s other Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of such filings may be obtained from the Company or the SEC. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans, intentions, expectations and estimates. Actual outcomes and operating results may differ, in same cases materially, from what is expressed or forecast in this current report. The Company undertakes no obligation to publicly release or update the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated May 5, 2014, among the Company and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President,
Chief Financial Officer,
Assistant Secretary and Treasurer

Dated: May 9, 2014